5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Second Quarter Ended June 30, 2022 Operating Results

Three Month Results
•Net revenue was $517.9 million
•Net income was $134.2 million
•Adjusted EBITDA was $243.4 million

Six Month Results
•Net revenue was $969.2 million
•Net income was $226.4 million
•Adjusted EBITDA was $434.6 million

Baton Rouge, LA – August 3, 2022 - Lamar Advertising Company (the “Company” or “Lamar”) (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the second quarter ended June 30, 2022.

"We are pleased by our second-quarter results, which demonstrated continued sales momentum across our billboard, transit and airport and logos businesses," chief executive Sean Reilly said. "We have continued to book business at a healthy clip, and as a result, we are tracking to the top end of our previously provided range for full-year diluted AFFO per share."
Second Quarter Highlights

•Net revenue increased 16.4%
•Operating income increased 11.8%
•Adjusted EBITDA increased 14.0%
•Diluted AFFO per share increased 10.9%

Second Quarter Results
Lamar reported net revenues of $517.9 million for the second quarter of 2022 versus $445.1 million for the second quarter of 2021, a 16.4% increase. Operating income for the second quarter of 2022 increased $17.5 million to $166.5 million as compared to $149.0 million for the same period in 2021. Lamar recognized net income of $134.2 million for the second quarter of 2022 as compared to net income of $119.6 million for same period in 2021, an increase of $14.6 million. Net income per diluted share was $1.32 and $1.18 for the three months ended June 30, 2022 and 2021, respectively.

Adjusted EBITDA for the second quarter of 2022 was $243.4 million versus $213.5 million for the second quarter of 2021, an increase of 14.0%.

Cash flow provided by operating activities was $210.6 million for the three months ended June 30, 2022 versus $201.9 million for the second quarter of 2021, an increase of $8.7 million. Free cash flow for the second quarter of 2022 was $166.6 million as compared to $163.3 million for the same period in 2021, a 2.0% increase.

For the second quarter of 2022, funds from operations, or FFO, was $197.6 million versus $176.2 million for the same period in 2021, an increase of 12.1%. Adjusted funds from operations, or AFFO, for the second quarter of 2022 was $196.9 million compared to $177.8 million for the same period in 2021, an increase of 10.7%. Diluted AFFO per share increased 10.9% to $1.94 for the three months ended June 30, 2022 as compared to $1.75 for the same period in 2021.

Acquisition-Adjusted Three Months Results
Acquisition-adjusted net revenue for the second quarter of 2022 increased 12.2% over acquisition-adjusted net revenue for the second quarter of 2021. Acquisition-adjusted EBITDA for the second quarter of 2022 increased 11.1% as compared to acquisition-adjusted EBITDA for the second quarter of 2021. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2021 period for acquisitions and divestitures for the same time frame as actually owned in the 2022 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Six Month Results

Lamar reported net revenues of $969.2 million for the six months ended June 30, 2022 versus $815.9 million for the six months ended June 30, 2021, an 18.8% increase. Operating income for the six months ended June 30, 2022 increased $49.1 million to $287.0 million as compared to $237.9 million for the same period in 2021. Lamar recognized net income of $226.4 million for the six months ended June 30, 2022 as compared to net income of $157.9 million for the same period in 2021, an increase of $68.4 million. Net income per diluted share was $2.23 and $1.56 for the six months ended June 30, 2022 and 2021, respectively.

Adjusted EBITDA for the six months ended June 30, 2022 was $434.6 million versus $365.9 million for the same period in 2021, an increase of 18.8%.

Cash flow provided by operating activities was $312.6 million for the six months ended June 30, 2022, an increase of $27.4 million as compared to the same period in 2021. Free cash flow for the six months ended June 30, 2022 was $301.1 million as compared to $270.7 million for the same period in 2021, an 11.2% increase.

For the six months ended June 30, 2022, funds from operations, or FFO, was $353.9 million versus $272.2 million for the same period in 2021, an increase of 30.0%. Adjusted funds from operations, or AFFO, for the six months ended June 30, 2022 was $348.8 million compared to $294.5 million for the same period in 2021, an increase of 18.4%. Diluted AFFO per share increased 17.9% to $3.43 for the six months ended June 30, 2022 as compared to $2.91 for the same period in 2021.

Liquidity
As of June 30, 2022, Lamar had $496.3 million in total liquidity that consisted of $403.6 million available for borrowing under its revolving senior credit facility, $1.0 million under its Accounts Receivable Securitization Program and $91.7 million in cash and cash equivalents. There was $335.0 million and $240.0 million in borrowings outstanding under the Company’s revolving credit facility and Accounts Receivable Securitization Program, respectively, as of the same date.

Recent Developments

On July 29, 2022, Lamar Media entered into a new $350.0 million Senior Secured Term Loan A (the “Term A loans”) agreement. The Term A loans are an incremental tranche under the Fourth Amended and Restated Credit Agreement and will mature February 6, 2025. Proceeds from the Term A loans were used to repay all outstanding balances on the revolving credit facility and a portion of the outstanding balance on the Accounts Receivable Securitization Program. Subsequent to the repayment and currently Lamar Media has no amounts outstanding on the revolving credit facility and $170.0 million outstanding under the Accounts Receivable Securitization Program.

On July 1, 2022, the Company completed a tax reorganization as a specific type of REIT known as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). The UPREIT organizational structure offers the Company the ability to offer sellers with a low asset tax basis an attractive deferred tax exit strategy. Management believes that the UPREIT structure will give the Company an advantage in the execution of its mergers and acquisition strategy.

On June 24, 2022, Lamar Media entered into the Sixth Amendment to its $175.0 million Receivable Financing Agreement dated December 18, 2018. The amendment increases the Receivable Financing Agreement to $250.0 million, based on the availability of eligible accounts, and extends the maturity date to July 21, 2025. Additionally, the amendment provides for the replacement of LIBOR-based interest rate mechanics with Term Secured Overnight Financing Rate (“SOFR”) based interest rate mechanics.

During the six months ended June 30, 2022, Lamar completed over 40 acquisitions for a total purchase price of $234.3 million, adding approximately 3,900 advertising displays to its portfolio. The completed acquisitions include the acquisition of Burkhart Advertising Inc. acquired on May 4, 2022, which included more than 3,200 advertising displays in Northeast Indiana.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the severity and duration of the COVID-19 pandemic and its impact on our business, financial condition and results of operations; (3) the state of the economy and financial markets generally, including inflationary pressures and the effect of the broader economy on the demand for advertising; (4) the continued popularity of outdoor advertising as an advertising medium; (5) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (6) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (7) the regulation of the outdoor advertising industry by federal, state and local governments; (8) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (9) changes in accounting principles, policies or guidelines; (10) changes in tax laws applicable to REITs or in the interpretation of those laws; (11) our ability to renew expiring contracts at favorable rates; (12) our ability to successfully implement our digital deployment strategy; and (13) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures
The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in earnings (loss) of investees, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets, transactions expenses and investments and capitalized contract fulfillment costs, net.
•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.
•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.
•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.
•We define AFFO as FFO before (i) straight-line revenue and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) transaction expenses; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.
•Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.
•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, transaction expenses, depreciation and amortization and loss (gain) on disposition of assets.

•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.
•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, transaction expenses, capitalized contract fulfillment costs, net, and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.
Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information
A conference call will be held to discuss the Company’s operating results on Wednesday, August 3, 2022 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-785-424-1634 or 1-800-420-1271
Passcode:	63104

Live Webcast:	www.lamar.com/About/Investors/Presentations

Webcast Replay:	www.lamar.com/About/Investors/Presentations
Available through Wednesday, August 10, 2022 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information
Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 360,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 4,100 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues	$517,852	$445,052	$969,240	$815,933
Operating expenses (income)
Direct advertising expenses	167,360	140,848	324,186	272,563
General and administrative expenses	84,210	73,219	165,973	143,269
Corporate expenses	22,920	17,469	44,473	34,153
Stock-based compensation	7,443	5,789	9,223	9,464
Capitalized contract fulfillment costs, net	(637)	(400)	309	(900)
Transaction expenses	3,676	—	3,676	—
Depreciation and amortization	67,750	60,622	136,377	121,371
Gain on disposition of assets	(1,374)	(1,481)	(1,937)	(1,896)
Total operating expense	351,348	296,066	682,280	578,024
Operating income	166,504	148,986	286,960	237,909
Other expense (income)
Loss on extinguishment of debt	—	—	—	21,604
Interest income	(279)	(182)	(494)	(356)
Interest expense	29,493	26,359	56,279	54,513
Equity in earnings of investee	(355)	—	(1,101)	—
	28,859	26,177	54,684	75,761
Income before income tax expense	137,645	122,809	232,276	162,148
Income tax expense	3,440	3,200	5,920	4,210
Net income	134,205	119,609	226,356	157,938
Preferred stock dividends	91	91	182	182
Net income applicable to common stock	$134,114	$119,518	$226,174	$157,756
Earnings per share:
Basic earnings per share	$1.32	$1.18	$2.23	$1.56
Diluted earnings per share	$1.32	$1.18	$2.23	$1.56
Weighted average common shares outstanding:
Basic	101,486,547	101,125,855	101,413,458	101,047,295
Diluted	101,660,120	101,328,939	101,602,743	101,239,848
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$243,362	$213,516	$434,608	$365,948
Interest, net	(27,735)	(24,586)	(52,835)	(51,195)
Current tax expense	(1,886)	(437)	(4,708)	(2,467)
Preferred stock dividends	(91)	(91)	(182)	(182)
Total capital expenditures	(47,043)	(25,084)	(75,802)	(41,416)
Free cash flow	$166,607	$163,318	$301,081	$270,688

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	June 30, 2022	December 31, 2021
Selected Balance Sheet Data:
Cash and cash equivalents	$91,686	$99,788
Working capital deficit	$(251,326)	$(274,358)
Total assets	$6,282,037	$6,047,494
Total debt, net of deferred financing costs (including current maturities)	$3,241,163	$3,013,595
Total stockholders’ equity	$1,240,066	$1,217,089

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Selected Cash Flow Data:
Cash flows provided by operating activities	$210,592	$201,939	$312,630	$285,257
Cash flows used in investing activities	$225,036	$46,847	$308,378	$64,670
Cash flows used in financing activities	$9,570	$129,555	$12,283	$273,643

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$210,592	$201,939	$312,630	$285,257
Changes in operating assets and liabilities	4,517	(11,429)	64,818	29,175
Total capital expenditures	(47,043)	(25,084)	(75,802)	(41,416)
Preferred stock dividends	(91)	(91)	(182)	(182)
Capitalized contract fulfillment costs, net	(637)	(400)	309	(900)
Transaction expenses	3,676	—	3,676	—
Other	(4,407)	(1,617)	(4,368)	(1,246)
Free cash flow	$166,607	$163,318	$301,081	$270,688

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$134,205	$119,609	$226,356	$157,938
Loss on extinguishment of debt	—	—	—	21,604
Interest income	(279)	(182)	(494)	(356)
Interest expense	29,493	26,359	56,279	54,513
Equity in earnings of investee	(355)	—	(1,101)	—
Income tax expense	3,440	3,200	5,920	4,210
Operating income	166,504	148,986	286,960	237,909
Stock-based compensation	7,443	5,789	9,223	9,464
Capitalized contract fulfillment costs, net	(637)	(400)	309	(900)
Transaction expenses	3,676	—	3,676	—
Depreciation and amortization	67,750	60,622	136,377	121,371
Gain on disposition of assets	(1,374)	(1,481)	(1,937)	(1,896)
Adjusted EBITDA	$243,362	$213,516	$434,608	$365,948

Capital expenditure detail by category:
Billboards - traditional	$10,091	$4,604	$18,223	$7,371
Billboards - digital	28,618	13,627	41,954	22,701
Logo	3,595	2,644	6,003	4,567
Transit	1,714	757	2,204	1,210
Land and buildings	1,146	1,388	2,635	2,362
Operating equipment	1,879	2,064	4,783	3,205
Total capital expenditures	$47,043	$25,084	$75,802	$41,416

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$517,852	$445,052	16.4%	$969,240	$815,933	18.8%
Acquisitions and divestitures	—	16,461		—	26,262
Acquisition-adjusted net revenue	$517,852	$461,513	12.2%	$969,240	$842,195	15.1%
Reported direct advertising and G&A expenses	$251,570	$214,067	17.5%	$490,159	$415,832	17.9%
Acquisitions and divestitures	—	10,974		—	19,116
Acquisition-adjusted direct advertising and G&A expenses	$251,570	$225,041	11.8%	$490,159	$434,948	12.7%
Outdoor operating income	$266,282	$230,985	15.3%	$479,081	$400,101	19.7%
Acquisition and divestitures	—	5,487		—	7,146
Acquisition-adjusted outdoor operating income	$266,282	$236,472	12.6%	$479,081	$407,247	17.6%
Reported corporate expense	$22,920	$17,469	31.2%	$44,473	$34,153	30.2%
Acquisitions and divestitures	—	—		—	—
Acquisition-adjusted corporate expenses	$22,920	$17,469	31.2%	$44,473	$34,153	30.2%
Adjusted EBITDA	$243,362	$213,516	14.0%	$434,608	$365,948	18.8%
Acquisitions and divestitures	—	5,487		—	7,146
Acquisition-adjusted EBITDA	$243,362	$219,003	11.1%	$434,608	$373,094	16.5%

(a)    Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2021 for acquisitions and divestitures for the same time frame as actually owned in 2022.

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$134,205	$119,609	12.2%	$226,356	$157,938	43.3%
Loss on extinguishment of debt	—	—		—	21,604
Interest expense, net	29,214	26,177		55,785	54,157
Equity in earnings of investee	(355)	—		(1,101)	—
Income tax expense	3,440	3,200		5,920	4,210
Operating income	166,504	148,986	11.8%	286,960	237,909	20.6%
Corporate expenses	22,920	17,469		44,473	34,153
Stock-based compensation	7,443	5,789		9,223	9,464
Capitalized contract fulfillment costs, net	(637)	(400)		309	(900)
Transaction expenses	3,676	—		3,676	—
Depreciation and amortization	67,750	60,622		136,377	121,371
Gain on disposition of assets	(1,374)	(1,481)		(1,937)	(1,896)
Outdoor operating income	$266,282	$230,985	15.3%	$479,081	$400,101	19.7%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$351,348	$296,066	18.7%	$682,280	$578,024	18.0%
Gain on disposition of assets	1,374	1,481		1,937	1,896
Depreciation and amortization	(67,750)	(60,622)		(136,377)	(121,371)
Transction expenses	(3,676)	—		(3,676)	—
Capitalized contract fulfillment costs, net	637	400		(309)	900
Stock-based compensation	(7,443)	(5,789)		(9,223)	(9,464)
Acquisitions and divestitures	—	10,974		—	19,116
Acquisition-adjusted consolidated expense	$274,490	$242,510	13.2%	$534,632	$469,101	14.0%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted Funds from Operations:
Net income	$134,205	$119,609	$226,356	$157,938
Depreciation and amortization related to real estate	64,549	57,852	130,075	115,815
Gain from disposition of real estate assets	(1,319)	(1,412)	(1,773)	(1,795)
Adjustment for unconsolidated affiliates and non-controlling interest	124	132	(771)	285
Funds from operations	$197,559	$176,181	$353,887	$272,243
Straight-line expense	1,228	954	2,143	1,729
Capitalized contract fulfillment costs, net	(637)	(400)	309	(900)
Stock-based compensation expense	7,443	5,789	9,223	9,464
Non-cash portion of tax provision	1,554	2,763	1,212	1,743
Non-real estate related depreciation and amortization	3,202	2,770	6,303	5,556
Amortization of deferred financing costs	1,479	1,591	2,950	2,962
Loss on extinguishment of debt	—	—	—	21,604
Transaction expenses	3,676	—	3,676	—
Capitalized expenditures-maintenance	(18,488)	(11,699)	(31,673)	(19,603)
Adjustment for unconsolidated affiliates and non-controlling interest	(124)	(132)	771	(285)
Adjusted funds from operations	$196,892	$177,817	$348,801	$294,513
Divided by weighted average diluted common shares outstanding	101,660,120	101,328,939	101,602,743	101,239,848
Diluted AFFO per share	$1.94	$1.75	$3.43	$2.91